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                                                                   Exhibit 10.18

                                                                  EXECUTION COPY

                               LETTER AMENDMENT TO
                           FIVE-YEAR CREDIT AGREEMENT


                                                         Dated as of May 7, 1999

To   the banks, financial institutions
     and other institutional lenders
     (collectively, the "Lenders")
     parties to the Credit Agreement
     referred to below and to Citibank,
     N.A., as administrative agent (the
     "Agent") for the Lenders

Ladies and Gentlemen:

                  We refer to the Five-Year Credit Agreement dated as of March 2, 1999 ("Credit Agreement") among the undersigned and you. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Credit Agreement.

                  It is hereby agreed by you and us as follows:

                  The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

                  (a) The definition of "Guarantors" in the recital of parties to the Credit Agreement is amended by deleting the parenthetical "("Wireless" and, collectively with Wireline, the "Guarantors")" and substituting therefor the parenthetical "("Wireless" and, collectively with Wireline and each Significant Subsidiary (as hereinafter defined) that shall become a guarantor hereunder in accordance with Section 5.01(j), the "Guarantors")".

                  (b) The definition of "EBITDA" in Section 1.01 is amended in full to read as follows:

                            "EBITDA" means the sum, determined on a Consolidated
                  basis, of the Borrower's (i) net income (or net loss), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, (vi) non-cash severance charges in an aggregate amount not to exceed $120,000,000 in calendar year 1999, $30,000,000 in calendar year 2001 and $40,000,000 in calendar year 2002, and (vii) non-cash charges related to a contribution to the Borrower's employee stock ownership plan in an aggregate amount not to exceed $26,100,000 in calendar year 1999.
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                  (c) The following definitions are added in appropriate
         alphabetical order:

                            "Permitted Receivables Financing" means any
                  financing pursuant to which the Borrower or any Subsidiary of the Borrower may sell, convey, or otherwise transfer to a Receivables Subsidiary or any other Person (in the case of transfer by a Receivables Subsidiary), or grant a security interest in, any accounts receivable (and related assets) of the Borrower or such Subsidiary, provided that such financing shall be on customary market terms and shall be non-recourse to the Borrower and its Subsidiaries (other than the Receivables Subsidiary) except to a limited extent customary for such transactions. The grant of a security interest in any accounts receivable of the Borrower or any Subsidiary of the Borrower (other than a Receivables Subsidiary) to secure Debt under any credit facility shall not be deemed a Permitted Receivables Financing.

                            "Receivables Subsidiary" means a bankruptcy-remote,
                  special-purpose wholly owned Subsidiary formed in connection with a Permitted Receivables Financing.

                            "Significant Subsidiary" means at any time any
                  Subsidiary, other than a Receivables Subsidiary, the assets of which, in the aggregate, exceed $30,000,000, determined in accordance with GAAP.

                  (d) Section 5.01(e) is amended by deleting therefrom the proviso in its entirety.

                  (e) A new Section 5.01(j) is added to read as follows:

                           (j) Certain Obligations Respecting Subsidiaries. The
                  Borrower will take such action, and will cause each of its Significant Subsidiaries and any Significant Subsidiary formed with the intent of merging with or into a Person that will be a Significant Subsidiary subject to this provision to take such action, from time to time as shall be necessary to ensure that all Significant Subsidiaries of the Borrower are party to, as Loan Parties, the Guaranty provided in Article VII hereof. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Significant Subsidiaries shall form or acquire any new Significant Subsidiary, the Borrower or the respective Significant Subsidiary will cause such new Significant Subsidiary to (i) become a party hereto and to the Guaranty pursuant to a written instrument in from and substance satisfactory to the Agent, and (ii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents relating to the foregoing as is consistent with those delivered by each Loan Party pursuant to Section 3.01 hereof, or as any Lender or the Agent shall have reasonably requested.

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                  (f) Section 5.02(a) is amended by (i) deleting from the end of clause (v) the word "and", (ii) replacing the period at the end of clause (vi) with the word "; and" and (iii) adding a new clause (vii) to read "(vii) Liens on property of a Receivables Subsidiary created in connection with a Permitted Receivables Financing".

                  (g) Section 5.02(d) is amended by (i) deleting from the end of clause (iv) the word "and", (ii) replacing the period at the end of clause (v) with the word "; and" and (iii) adding a new clause (vi) to read "(vi) Debt incurred by a Receivables Subsidiary created in connection with a Permitted Receivables Financing".

                  (h) Section 5.02(d)(ii) is amended by deleting the phrase "existing on the Effective Date" and substituting therefor the phrase "which may be borrowed and outstanding from time to time under the credit agreements existing on and as of the Effective Date".

                  (i) Section 6.01(c)(i) is amended by deleting the phrase "Section 5.01(d), (e), (h), (i)(iii) and (i)(v), 5.02 or 5.03" and
         substituting therefor the phrase "Section 5.01(d), (e), (h), (i)(iii),
         (i)(v) and (j), 5.02 or 5.03".

                  (j) Schedule 5.02(d) is amended in full to read as set forth on Schedule A to this Letter Amendment.

                  This Letter Amendment shall become effective as of the date first above written when, and only when (a) the Agent shall have received counterparts of this Letter Amendment executed by the undersigned and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Letter Amendment and (b) the Borrower shall have paid all invoiced fees and expenses of the Agent and the Lenders (including the invoiced fees and expenses of counsel to the Agent). This Letter Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

                  On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.

                  The Credit Agreement and the Notes, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement nor constitute a waiver of any provision of the Credit Agreement.

                  If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this Letter Amendment to Susan Hobart at Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022.



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                  This Letter Amendment may be executed in any number of
counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.






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                  This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


                                       Very truly yours,


                                       TELECOMUNICACIONES DE PUERTO
                                       RICO, INC., as Borrower



                                       By _________________________________
                                           Title:



                                       PUERTO RICO TELEPHONE
                                       COMPANY, INC., as Guarantor



                                       By _________________________________
                                           Title:



                                       CELULARES TELEFONICA, INC.,
                                       as Guarantor



                                       By _________________________________
                                           Title:


Agreed as of the date first above written:


____________________________________
[Type or print name of institution]



By _________________________________
     Title:
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                                   SCHEDULE A

         1. U.S. $200,000,000 Credit Agreement dated as of March 2, 1999 among Telecomunicaciones de Puerto Rico, Inc, as Borrower, Puerto Rico Telephone Company, Inc. and Celurares Telefonica, Inc., as Guarantors, the lenders parties thereto, Banco Popular de Puerto Rico, as Managing Agent and Administrative Agent, and ScotiaBank de Puerto Rico, as Co-Agent.

         2. U.S. $1,000,000,000 364-Day Credit Agreement dated as of March 2, 1999 among Telecomunicaciones de Puerto Rico, Inc, as Borrower, Puerto Rico Telephone Company, Inc. and Celurares Telefonica, Inc., as Guarantors, the lenders parties thereto, Citibank, N.A., as Administrative Agent, Bank of America National Trust and Savings Association, as Syndication Agent, The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as Documentation Agents, and Salomon Smith Barney Inc., as Lead Arranger and Book Manager.